Exhibit 99.1

Digital Power Corp. Issues Direct Sign-Up Info for Investor Conference Today

Company Shares Investor Conference Registration Link Due to Overwhelming Demand

FREMONT, Calif., Dec. 20, 2017 (GLOBE NEWSWIRE) -- Digital Power Corporation (NYSE.American: DPW) ("Digital Power" or the "Company"), a company seeking to increase revenues through acquisitions and organic growth, announced today the registration link to shareholders, investors and the public due to the overwhelming demand for participation these past several weeks since their announcement of today’s webinar. Anyone interested in participating as an attendee should use this link to register to participate:

Registration URL: https://zoom.us/webinar/register/WN_qNm4VV9XSQqGjHkqSMeGAw

The Company looks forward to having everyone attend the webinar later today starting at 1:30pm PST.

At the end of the conference a short Q & A will be hosted. Questions that have been sent to the Company will be addressed at the Company’s discretion and, if time allows, questions from attendees will be addressed.

The Investor Presentation for the webinar is being made public through the filing with the SEC of an 8-K report after the close of the financial markets at 1:00pm PST. Shareholders, investors and the public are encouraged to review the presentation prior to the webinar as it will be posted at www.DigitalPowerCorp.com. The Company will be make available after the conference a video recording for those who could not attend as well as for anyone else. The video will be posted in the coming days at www.DigitalPowerCorp.com and a link sent to all registered participants, as a courtesy and convenience.

ABOUT DIGITAL POWER

Headquartered in Fremont, CA, Digital Power Corporation, through its subsidiaries, designs, manufactures and sells high-grade customized and off-the-shelf power system solutions. Our products are used in the most demanding communications, industrial, medical and military applications where customers demand high density, high efficiency and rugged power solutions. The Company’s wholly owned subsidiary, Coolisys Technologies, Inc., is dedicated to providing world-class technology-based solutions where innovation is the main driver for mission-critical applications and lifesaving services. Coolisys’ growth strategy targets core markets that are characterized by “high barriers to entry” and include specialized products and services not likely to be commoditized. Coolisys Technologies, Inc., a developer and manufacturer that services the defense, aerospace, medical and industrial sectors, has three subsidiaries including Digital Power Limited dba Gresham Power Ltd., www.GreshamPower.com, a manufacturer based in Salisbury, UK.; Microphase Corporation, www.MicroPhase.com with its headquarters in Shelton, CT 1- 203-866-8000; and Power-Plus Technical Distributors, www.Power-Plus.com, a wholesale distributor based in Sonora, CA 1-800-963-0066.

Digital Power Lending, LLC, is a wholly owned subsidiary of the Company, is based in Fremont, CA, and is a California private lending company dedicated to strategically providing capital to small and middle size businesses for an equity interest in addition to loan fees and interest, www.DigitalPowerLending.com.  Excelo, LLC, a wholly-owned subsidiary of the Company, is a national search firm specializing in fulfilling strategic executive, professional and hi-tech placements for businesses delivering world-class services, www.Excelo.com. Digital Power Corporation's headquarters is located at 48430 Lakeview Blvd., Fremont, California, 94538; 1-877-634-0982; www.DigiPwr.com.

For Investor inquiries: IR@digipwr.com, www.DigitalPowerCorp.com or 1-888-753-2235.

Forward-Looking Statements

The foregoing release contains “forward looking statements” regarding future events or results within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning the Company’s current expectations regarding revenues for the remaining 2017 and thereafter from contracts and operations on a consolidated basis, the Company’s ability to continue to finance its current operations, the ability of the Company to finance or complete the manufacturing of its new product line for the digital mining community, the ability of the Company to sell digital mining power systems or the ability to raise sufficient capital to establish digital mining farms or its ability to operate successfully those farms and be profitable. The Company cautions readers that such “forward looking statements” are, in fact, predictions that are subject to risks and uncertainties and that actual events or results may differ materially from those anticipated events or results expressed or implied by such forward- looking statements. The Company disclaims any current intention to update its “forward looking statements,” and the estimates and assumptions within them, at any time or for any reason, unless required by applicable law. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8-K. All filings are available at www.sec.gov and on the Company’s website at  www.DigitalPowerCorp.com.